EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2002, except for Note 1 and 15 which are as of June 27, 2002, relating to the consolidated financial statements, which appears in The 3DO Company's Annual Report on Form 10-K for the year ended March 31, 2002.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
November 21, 2002